Exhibit 10.3

ALAN HOWE

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made and effective as of August 4, 2022 (“Effective Date”), by and between Orion Energy Systems, Inc. (“Company”) and Alan Howe (“Consultant”).

W I T N E S S E T H:

A. WHEREAS, Consultant has been a valuable member of Company’s Board of Directors (“Board”) up to the Effective Date, including acting as the Chair of the Board’s Strategic Planning Committee focused on increasing Company’s revenue by pursuing strategic acquisitions and other external growth opportunities.

B. WHEREAS, Consultant has advised Company that he does not desire to stand for re-election to the Board at Company’s 2022 annual meeting of shareholders due to his commitments to various other boards of directors.

C. WHEREAS, after Consultant’s departure from the Board, Company desires to have access to Consultant’s valuable advice and direction to assist in the further development and growth of Company on the terms herein provided, and Consultant is desirous of providing services to Company as a consultant on the terms herein provided.

NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1. Consultant Role. During the Term (as defined below), Consultant hereby agrees to perform, and to hold himself available to provide, upon reasonable request, such reasonable part-time services from time to time or at any time as reasonably requested by Company, Company’s management and/or Board. Consultant shall not be required to spend any specific periods of time at the offices or premises of Company or elsewhere, but shall be available to consult with the management and Board at mutually convenient times and places upon reasonable advance notice to Consultant. Any requested services, when practicable, may be provided by telephone, electronically, video conference, written correspondence, e-mail or other means of off-site communication as mutually determined appropriate by Company and Consultant.

2. Compensation. During the Term, as compensation for Consultant’s performance of services hereunder, including holding himself available therefor, Company shall pay Consultant a retainer of $25,000 per year; payable in equal quarterly installments of $6,250. Company shall also pay or reimburse Consultant for all reasonable business, travel, lodging and other expenses incurred by him in the performance of his services hereunder. All of Consultant’s unvested equity awards received while Consultant served on the Board shall continue vesting after the Effective Date (including after the Term) according to their terms as if Consultant remained on the Board on each vesting date.

3. Term and Termination. The term of this Agreement shall commence on the Effective Date and shall terminate on August 3, 2024 (“Term”); provided, however, that Consultant’s engagement hereunder and the Term shall terminate upon Consultant’s earlier death or disability. Except as otherwise provided in Section 2, Consultant will not be entitled to any severance payments or other severance or termination-related benefits upon conclusion of the Term.

4. Confidential Information. During the Term and thereafter, Consultant will not disclose any Proprietary Information (as defined below) or use any Proprietary Information in any manner adverse to the best interests of Company. All information, data, documents, agreements, files, and other materials that have been or will be furnished directly or indirectly by Company or any of its representatives to Consultant (whether in his prior capacity as a member of the Board or in his capacity as a consultant hereunder), including, without limitation, trade secrets, software programs, intellectual property, data files, source code, computer chips, system designs and product designs, whether or not marked as confidential, whether furnished prior to, on or after the Effective Date, whether oral, written or electronic, and regardless of the manner in which it was or is furnished, together with any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials prepared by Company or any of its representatives that contain, reference, reflect or are based upon, in whole or in part, any information, documents, agreements, files, and other materials so furnished to Consultant is referred to herein as “Proprietary Information”. Proprietary Information does not include, however, information that (i) was, is or becomes available to Consultant on a non-confidential basis from a source other than Company or any of its representatives; provided that such other source is not known by Consultant, after reasonable inquiry, to be bound by a confidentiality obligation to Company; (ii) was, is or becomes generally available to or known by the public (other than as a result of a breach by Consultant of this Agreement); (iii) was previously in the possession of Consultant; provided that such information is not known by Consultant, after reasonable inquiry, to be subject to another confidentiality agreement or other obligation of secrecy to Company; or (iv) was independently developed by Consultant without use of the Proprietary Information and without violating any of his obligations under this Agreement or previously as a member of the Board. To the extent that any Proprietary Information may include materials subject to the attorney client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, Consultant agrees that the parties have a commonality of interest with respect to such matters, and it is the mutual desire, intention and understanding of the parties that the sharing of such materials was or is not intended to, and shall not, waive or diminish in any way the confidentiality of such materials or their continued protection under the attorney client privilege, work product doctrine or other applicable privilege. Accordingly, and in furtherance of the foregoing, the parties agree not to claim or contend that either party hereto has waived any attorney client privilege, work product doctrine or any other similar and applicable privilege by providing information pursuant to this Agreement.

5. Return of All Company Documents and Property. Excluding Consultant’s personal files and property, promptly after the Effective Date, Consultant will return to Company all documents and property (including, without limitation, all records, memoranda, notes, correspondence, client information, reports, manuals, plans, computer discs, tapes and files, printouts, software, presentations and the like, including all copies thereof, computers, telephones, PDAs, equipment, and the like) in his possession or under his control pertaining to Company’s business or Proprietary Information. Consultant will not copy or cause to be copied any of Company’s records nor cause a removal of any record, document or property belonging to Company without authorization from Company.

6. Mutual Non-Disparagement Agreement. From and after the Effective Date, neither Consultant nor Company will disparage the other party or any of his or its clients, directors, officers, employees, shareholders or business operations.

7. Independent Contractor Status. During the Term, Consultant will be an independent contractor for Company, will not be an employee of Company and will have sole responsibility for the payment of all state and federal income taxes upon any payments made by Company to Consultant. No withholding of any state or federal taxes or other amounts shall be made by Company hereunder. Consultant shall report such income as earnings from self-employment on his state and federal tax returns.

8. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by all parties hereto. This Agreement may be executed in one or more counterparts, including by signatures delivered electronically, each of which shall be deemed to be an original but all of such together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ORION ENERGY SYSTEMS, INC.

By:	/s/ Michael W. Altschaefl
Name: Michael W. Altschaefl
Title: Chief Executive Officer and Board Chair

CONSULTANT

/s/ Alan Howe
Alan Howe

[Consulting Agreement Signature Page]